UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2005

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2005, the Compensation Committee of the Board of Directors of SYNNEX Corporation (the “Company”) approved cash bonus payments for the following executive officers in the amounts set forth opposite the name of each officer, pursuant to the Company’s 2004 profit sharing program:

Name	Amount of Bonus
Robert Huang	$1,800,000
Peter Larocque	$420,000
Dennis Polk	$180,000
John Paget	$130,000
Simon Leung	$75,000

In determining the amount of each executive officer’s cash bonus, the Compensation Committee considered Mr. Robert Huang’s, the Company’s Chief Executive Officer, recommendations of each executive officer in rewarding such officers for their individual contribution. With respect to Mr. Huang, his cash bonus was based upon 16.70% of the 2004 profit sharing program, the same percentage as the prior year.

On January 4, 2005, the Compensation Committee also approved an accrual of 12.75% of the Company’s pre-tax, before profit sharing accrual, profits for bonus allocations purposes. Under this 2005 profit sharing program, bonuses granted to executive officers are determined by the Company’s Compensation Committee based upon both qualitative and quantitative goals. Bonuses to executive officers will be based upon the achievement of Company pre-tax, before profit sharing accrual, profits. Executive officers will not be eligible for bonuses unless the Company meets or exceeds threshold target performance percentages, established for each executive officer, of an internally established pre-tax, before profit sharing accrual, profits goal. The actual bonus payable, if the applicable minimum threshold percentage is met, will be paid upon a sliding scale of the target performance percentage actually achieved and dollar limits established by the Compensation Committee for each individual executive officer.

In addition to the above quantitative goals for Messrs. Larocque, Polk, Paget, and Leung, Mr. Huang retains the discretion to increase or decrease such executive officers’ bonuses by up to 30%.

Bonus allocations to all other employees are granted at the Company’s discretion. Bonus amounts paid to such other employees through the profit sharing program are not based on quantitative goals. Payments are based primarily on rewarding employees for individual contribution. There are no goal amounts within the profit sharing program as payments are based on the recommendations of managers as a result of their assessment of these factors for the year.

In addition, on January 4, 2005, the Compensation Committee approved a $225,000 retainer for 2005 for Matthew Miau, Chairman of the Board of Directors, based primarily upon his non-executive back-up role to Mr. Huang in the event Mr. Huang were unable to serve as President and Chief Executive Officer and certain time commitments devoted to the Company as Chairman. Mr. Miau’s retainer remained the same as the prior year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2005

SYNNEX CORPORATION

By:	/s/ SIMON LEUNG
Simon Leung General Counsel and Corporate Secretary